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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2001

ZAMBA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-1636021
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

0-22718
(Commission File No.)

3033 Excelsior Blvd, Suite 200, Minneapolis, Minnesota 55416
(Address of Principal Executive Offices, including Zip Code)

Registrant's Telephone Number, Including Area Code: (952) 832-9800

ITEM 5.  OTHER EVENTS.

    On June 29, 2001, Zamba Corporation closed a transaction with its Vice Chairman, Joe Costello, in which Mr. Costello purchased 2,352,942 shares at an aggregate purchase price of $2,000,000. The per share price of $0.85 was equivalent to the average closing bid price for Zamba common stock on the Nasdaq National Market System for the five (5) business days prior to the closing date. In connection with the transaction, Zamba issued a warrant to Mr. Costello that entitles him to purchase up to 1,176,471 shares of Zamba common stock, at a per share exercise price of $1.0625. The per share exercise price for the warrant was set at 125% of the per share price of the common stock purchased by Mr. Costello.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)
Financial Statements

    None.

(b)
Pro forma Financial Statements

    None.

(c)
Exhibits

Exhibit No.	Document
10.1	Stock Purchase Agreement dated June 29, 2001, between Zamba Corporation and Joseph B. Costello
10.2	Warrant to Purchase Shares of Common Stock issued by Zamba Corporation to Joseph B. Costello
99	Press Release dated July 2, 2001

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAMBA CORPORATION
	By:	/s/ IAN L. NEMEROV Ian L. Nemerov Secretary and General Counsel
Dated: July 2, 2001

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EXHIBIT INDEX

Exhibit No.	Document	Page
10.1	Stock Purchase Agreement dated June 29, 2001, between Zamba Corporation and Joseph B. Costello	II-2
10.2	Warrant to Purchase Shares of Common Stock issued by Zamba Corporation to Joseph B. Costello	II-5
99	Press Release dated July 2, 2001	III-1

II–1

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  ITEM 5. OTHER EVENTS.
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX